As filed with the Securities and Exchange Commission on December 13, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

form s-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KIPS BAY MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-8947689 (I.R.S. Employer Identification Number)

3405 Annapolis Lane North, Suite 200

Minneapolis, Minnesota 55447

(763)-225-6637

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Manny Villafaña

Chairman and Chief Executive Officer

Kips Bay Medical, Inc.

3405 Annapolis Lane North, Suite 200

Minneapolis, Minnesota 55447

(763)-225-6637

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Amy E. Culbert, Esq. Oppenheimer Wolff & Donnelly LLP Campbell Mithun Building, Suite 2000 222 South Ninth Street Minneapolis, Minnesota 55402 (612) 607-7000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes or securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per class of securities (3)	Proposed maximum aggregate offering price	Amount of registration fee
Primary offering by Kips Bay:
Common Stock, par value $0.01 per share	(1)	(3)	(3)
Preferred Stock, par value $0.01 per share	(1)	(3)	(3)
Debt Securities	(1)	(3)	(3)
Warrants	(1)	(3)	(3)
Units	(1)	(3)	(3)
Total:	(1)	(3)	$50,000,000(3)(4)	$6,440.00
Secondary offering by selling stockholders:
Common Stock, par value $0.01 per share, issuable upon exercise of warrants	539,620	$0.76(5)	$410,112(5)	$52.83
Total:			$50,410,112	$6,492.83

(1)

With respect to the primary offering, there are being registered hereunder such indeterminate number of securities or aggregate principal amount, as applicable, as may be offered from time to time by the registrant for an aggregate initial offering price not to exceed $50,000,000. If any debt securities are issued in a primary offering at an original issue discount, then the issue price, and not the principal amount, of such debt securities shall be used for purposes of calculating the aggregate initial offering price of all securities issued. Any securities registered hereunder in a primary offering may be sold separately or as units with other securities registered hereunder. The securities registered in the primary offering also include such indeterminate number of shares of common stock and preferred stock, and amount of debt securities, as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. No separate consideration will be received for shares of common stock or preferred stock that are issued upon conversion of preferred stock or debt securities or upon exercise of warrants registered hereunder. With respect to the secondary offering, there are being registered hereunder up to 539,620 shares of common stock that the selling stockholders may offer from time to time.

(2)

Pursuant to Rule 416(a) of the Securities Act, the number of shares of common stock registered for secondary offerings by the selling stockholders includes such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends and similar transactions.

(3)

With respect to the primary offering, the proposed maximum offering price per class of securities and the proposed maximum aggregate offering price will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement.

(4)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(5)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average high and low prices per share of common stock as reported on The NASDAQ Capital Market on December 11, 2013.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated December 13, 2013

Prospectus

$50,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

Offered by Kips Bay Medical, Inc.

539,620 Shares of Common Stock

Offered by Selling Stockholders

This prospectus relates to the securities identified above that we may sell from time to time in one or more offerings up to a total public offering price of $50,000,000 on terms to be determined at the time of sale. In addition, selling stockholders identified under the heading “Selling Stockholders” of this prospectus may from time to time offer and sell up to 539,620 shares of our common stock. We will not receive any proceeds from the sale of our common stock by selling stockholders, but we may pay certain registration and offering fees and expenses.

This prospectus provides a general description of the securities we or the selling stockholders may offer. Each time we offer securities, we will provide one or more supplements to this prospectus that will provide the specific terms of the securities offered. We also may authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement and free writing prospectus may add, update or change information contained in this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference herein or therein, before you invest in our securities.

We or any selling stockholder may offer and sell securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If we or the selling stockholders use underwriters, dealers or agents to sell securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of the securities and the net proceeds we or any selling stockholders expect to receive from that sale also will be set forth in a prospectus supplement.

Our common stock is traded on The NASDAQ Capital Market under the symbol “KIPS.” On December 11, 2013, the closing sale price of our common stock on The NASDAQ Capital Market was $0.76 per share. As of December 11, 2013, the aggregate market value of our outstanding common stock held by non-affiliates was $11.1 million, based on 26,979,079 shares of outstanding common stock, of which 14,603,205 shares were held by non-affiliates, and a per share price of $0.76 based on the closing sale price of our common stock on that date. We have not offered any securities during the period of 12 calendar months immediately prior to, and including, the date of this prospectus pursuant to General Instruction I.B.6. of Form S-3.

Investing in our securities involves a high degree of risk. We refer you to the section entitled “Risk Factors” on page 3 of this prospectus and in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                            , 2013.

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS	1
ABOUT KIPS BAY MEDICAL, INC.	2
RISK FACTORS	3
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	4
THE SECURITIES THAT MAY BE OFFERED	5
DESCRIPTION OF CAPITAL STOCK	6
DESCRIPTION OF DEBT SECURITIES	13
DESCRIPTION OF WARRANTS	22
DESCRIPTION OF UNITS	24
GLOBAL SECURITIES	25
SELLING STOCKHOLDERS	28
PLAN OF DISTRIBUTION	30
LEGAL MATTERS	32
EXPERTS	32
WHERE YOU CAN FIND MORE INFORMATION	32
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	33

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration or continuous offering process. Under this shelf registration process, we may sell securities in one or more offerings up to a total dollar amount of $50,000,000, and the selling stockholders identified in this prospectus under the heading “Selling Stockholders” may sell up to an aggregate amount of 539,620 shares of common stock in one or more offerings. We will not receive any proceeds from the sale of common stock by the selling stockholders.

This prospectus provides a general description of the securities we or the selling stockholders may offer and the general manner in which the securities may be offered. Each time we sell securities under this prospectus, we will provide one or more prospectus supplements that will contain more specific information about the terms of the offering. We also may authorize one or more free writing prospectuses to be provided to you that may contain material information about the terms of that offering. If required for the particular sale, we also will provide one or more prospectus supplements when a selling stockholder offers shares of common stock that contains specific information about the terms of that offering. Any prospectus supplement and free writing prospectus may add, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and a prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Information and management estimates contained in this prospectus and the documents incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus concerning the medical device industry and the coronary artery bypass graft market, including our general expectations and market position, market opportunity and market share, are based on publicly available information, such as clinical studies, academic research reports and other research reports. The management estimates are also derived from our internal research, using assumptions made by us that we believe to be reasonable and our knowledge of the industry and markets in which we operate and expect to compete. None of the sources cited in this prospectus and the documents incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus has consented to the inclusion of any data from its reports, nor have we sought their consent. Our internal research has not been verified by any independent source, and we have not independently verified any third-party information. Such data involves risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Special Note Regarding Forward-Looking Statements” contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless the context requires otherwise, in this prospectus, the terms “Kips Bay,” the “Company,” “we,” “us,” “our” and similar references refer to Kips Bay Medical, Inc.; the term “common stock” refers to our common stock, par value $0.01 per share; the term “preferred stock” refers to our undesignated preferred stock, par value $0.01 per share; the term “securities” refers our common stock, preferred stock, debt securities, warrants and units; and the term “selling stockholders” refers to the stockholders identified in this prospectus under the heading “Selling Stockholders” who may sell up to 539,620 shares of common stock under this prospectus.

ABOUT KIPS BAY MEDICAL, INC.

Business Overview

We are a medical device company focused on developing, manufacturing and commercializing our external saphenous vein support technology, the eSVS® Mesh, for use in coronary artery bypass surgery, or CABG, surgery. Our eSVS Mesh is designed to be fitted like a sleeve on the outside of saphenous vein grafts (referred to as SVGs or vein grafts) to strengthen SVGs used in CABG surgery. By strengthening the SVG and preventing the damaging expansion of the vein graft, we hope to reduce or prevent the resulting injury which can lead to SVG failure and potentially costly and complicated re-interventions for patients undergoing CABG surgery.

CABG is one of the most commonly performed cardiac surgeries in the world. According to the Cleveland Clinic, each year, over 800,000 CABG surgeries are performed worldwide. According to results published in the European Journal of Cardio-Thoracic Surgery in 2009, each CABG procedure involves an average of 3.3 bypass grafts. In CABG procedures, the left internal mammary artery, or LIMA, is most commonly used to bypass the left anterior descending artery, or LAD, and saphenous veins are used for any remaining grafts.

In CABG procedures, surgeons harvest blood vessels, including the LIMA from the chest and the saphenous vein from the leg, and attach the harvested vessels to provide blood flow around, and thereby bypassing, blockages in coronary arteries. The effectiveness of the procedure, however, is often limited by the failure rate of SVGs, which has been shown in various studies and reports to range from 7% to 26% one year after surgery and 40-50% ten years after surgery. Failure of vein grafts is typically evidenced by partial or complete blockage and this compromised blood flow can lead to chest pain/angina, congestive heart failure, irregular heartbeat, myocardial infarction (heart attack) or death. Vein graft failures can lead to the need for further, costly coronary interventions up to and including re-doing the CABG surgery. A repeat of a CABG procedure to repair a failing or failed graft is a technically more difficult procedure with mortality rates three to five times higher than the original CABG procedure.

We believe the use of our eSVS Mesh with SVGs in CABG surgery can strengthen the SVG and prevent the damaging consequences of expansion of the vein graft. We hope to reduce or prevent the resulting injury which can lead to SVG failure and thereby reduce the need for costly and complicated re-interventions for patients undergoing CABG surgery and improve patients’ quality of life. To strengthen an SVG, the eSVS Mesh is manufactured from nitinol wire which gives it considerable strength, while remaining highly flexible and kink-resistant.

We received authorization to apply the CE Mark to our eSVS Mesh in May 2010 and we began marketing and commenced shipments in select international markets in June 2010. In November 2013 we received an updated CE Mark expanding our ability to market the eSVS Mesh for use with sequential grafts. A single graft that is connected from the aorta to multiple coronary arteries is referred to as a sequential graft. Our eSVS Mesh is a novel product and we are not aware of the establishment of any specific or supplemental reimbursements for it. To date, sales of our eSVS Mesh have been limited.

We are currently conducting a feasibility trial for the U.S Food and Drug Administration, or FDA. This trial is a multi-center, randomized study of external saphenous vein support using our eSVS Mesh in CABG surgery and is titled the “eMESH I” study. The objective of this study is to demonstrate the initial safety and performance of the eSVS Mesh for use as an external saphenous vein graft support device during CABG surgery. We expect to enroll up to 120 patients at ten international and four U.S. sites and further expect to use the data from this study as the basis for the filing of a request for an investigational device exemption, or IDE, to perform a pivotal trial which is required to demonstrate clinical effectiveness and to support a request for approval to sell our eSVS Mesh in the United States. Enrollments in this trial commenced internationally in late August 2012 at the Bern University Hospital in Switzerland and in the United States in February 2013 at the Northeast Georgia Medical Center in Gainesville, Georgia. The primary safety endpoint is the 30 day rate of MACE, defined as the rate of the composite of total mortality, myocardial infarction (heart attack), and/or coronary target vessel revascularization (percutaneous coronary intervention or CABG) within 30 days of the procedure. The eSVS Mesh performance will be evaluated based upon the angiographic patency rate of the enrolled grafts, where patency is defined as less than 50% stenosis, or blockage, of the SVG at six months after surgery. As of November 1, 2013, eight sites in Europe and four sites in the United States have enrolled or are recruiting patients for the trial. We are also in the process of adding up to two additional international sites. As of November 1, 2013, 43 patients had been enrolled in the eMESH I clinical feasibility trial. Based upon initial discussions with the FDA, we have implemented a modification to the study protocol allowing the enrollment of patients with only one qualifying graft. The intent of this modification is to increase enrollments in the trial. During the third quarter of 2013, the first two European sites received their internal approvals and began enrolling patients with one qualifying graft. We intend to seek approval of this modification for the remaining European sites and from the FDA. Patients will be followed through hospital discharge, with additional follow-up visits at 30 days, three months, six months, one year and yearly thereafter through five years. However, only the results through the six month follow-up visit will be submitted to the FDA as part of an application for an IDE to conduct a pivotal trial in the United States.

In addition to the feasibility trial, we also are conducting a post-market study intended to support our international reimbursement and marketing activities with a clinical evaluation of the short-term (three to six months) and long-term (two years) post-implant patency of our eSVS Mesh in the treatment of SVGs used in CABG, as compared with prospective SVG CABG without our eSVS Mesh. This study is being performed at the University Hospital Basel, Clinic for Cardiac Surgery, in Basel, Switzerland and has reached its initial target enrolment of 20 patients.

Corporate Information

We were incorporated in the state of Delaware on May 1, 2007. Our principal executive offices are located at 3405 Annapolis Lane North, Suite 200, Minneapolis, Minnesota 55447. Our telephone number is (763) 235-3540. Our website is located at www.KipsBayMedical.com. The information contained on or connected to our website is not a part of this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

Kips Bay Medical®, eSVS®, the Kips Bay Medical logo, and other trademarks or service marks of Kips Bay Medical, Inc. appearing in this prospectus and the documents incorporated by reference into this prospectus are our property. Trade names, trademarks, and service marks of other companies appearing in this prospectus are the property of the respective holders.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” in any applicable prospectus supplement or free writing prospectus and under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2012 and the heading “Special Note Regarding Forward-Looking Statements” in our annual report on Form 10-K for the year ended December 31, 2012 and subsequent quarterly reports on Form 10-Q for the quarters ended March 30, 2013, June 29, 2013 and September 28, 2013, which are incorporated herein by reference in their entirety, and any amendment or update thereto reflected in subsequent filings with the SEC, and all other annual, quarterly and other reports that we file with the SEC after the date of this prospectus and that also are incorporated herein by reference. If any of the risks or uncertainties described in those risk factors actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations and prospects and could cause the trading price of our common stock or value of our securities to decline, resulting in a loss of all or part of your investment. To the extent that any particular offering of the securities described in this prospectus implicates additional risks, we will include a discussion of those risks in an applicable prospectus supplement or free writing prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements other than statements of historical fact included in this prospectus that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our plans, objectives, strategies and prospects regarding, among other things, our financial condition, operating results and business.

We have identified some of these forward-looking statements with words like “believe,” “may,” “will,” “should,” “could,” “expect,” “intend,” “plan,” “hope,” “predict,” “anticipate,” “estimate” or “continue” other words and terms of similar meaning and the use of future dates. These forward-looking statements are based on current expectations about future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control and could cause our actual results to differ materially from those matters expressed or implied by our forward-looking statements. Forward-looking statements (including oral representations) are only predictions or statements of current plans and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including the risks described under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2012 and the heading “Special Note Regarding Forward-Looking Statements” in our annual report on Form 10-K for the year ended December 31, 2012 and subsequent quarterly reports on Form 10-Q for the quarters ended March 30, 2013, June 29, 2013 and September 28, 2013, which are incorporated herein by reference in their entirety, and any amendment or update thereto reflected in subsequent filings with the SEC, and all other annual, quarterly and other reports that we file with the SEC after the date of this prospectus and that also are incorporated herein by reference. For more information regarding risks, uncertainties and factors that could cause our actual results to differ materially from what we have anticipated in our forward-looking statements or otherwise could materially adversely affect our business, financial condition or operating results, see the risks described under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2012 and the heading “Special Note Regarding Forward-Looking Statements” in our annual report on Form 10-K for the year ended December 31, 2012 and subsequent quarterly reports on Form 10-Q for the quarters ended March 30, 2013, June 29, 2013 and September 28, 2013, which are incorporated herein by reference in their entirety, and any amendment or update thereto reflected in subsequent filings with the SEC, and all other annual, quarterly and other reports that we file with the SEC after the date of this prospectus and that also are incorporated herein by reference. Such risks and uncertainties are not exclusive and further information concerning us and our business, including factors that potentially could materially affect our financial results or condition, may emerge from time to time. We assume no obligation to update, amend or clarify forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements, except as otherwise required by law. We advise you, however, to consult any further disclosures we make on related subjects in our future annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K we file with or furnish to the SEC.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of securities from primary offerings under this prospectus for working capital and general corporate purposes, including funding the process of seeking regulatory approval to market our eSVS Mesh in the United States and abroad, including continuing our human clinical trials, and the evaluation of additional applications of our eSVS Mesh and the acquisition or investment in complementary businesses, technologies, services or products in the event we identify opportunities for such acquisitions or investments that we believe are in the best interests of our stockholders. We have no current plans, agreements or commitments with respect to any such acquisitions or investments, and we are not currently engaged in any negotiations with respect to any such transaction. We may set forth additional information on the use of proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific primary offering. We have not determined the amount of net proceeds to be used specifically for the foregoing purposes. As a result, our management will have broad discretion in the allocation of the net proceeds. Pending use of the net proceeds, we intend to invest the proceeds in a variety of capital preservation instruments, including short-term, investment-grade and interest-bearing instruments.

We will not receive any proceeds from the sale of common stock in a secondary offering by the selling stockholders. However, if the selling stockholders holding warrants were to exercise their warrants in full, we would receive $802,450 if a cashless exercise does not occur. Any proceeds received from the exercise of the warrants will be used for working capital and general corporate purposes. The selling stockholders will pay any underwriting or broker discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the common stock in a secondary offering. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants.

THE SECURITIES THAT MAY BE OFFERED

The descriptions of the securities contained in this prospectus, together with applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that may be offered under this prospectus and any applicable prospectus supplement. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement whether the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●  common stock;

●  preferred stock;

●  debt securities;

●  warrants to purchase any of the securities listed above; and

●  units consisting of any combination of the securities listed above.

The selling stockholders may sell up to 539,620 shares of our common stock from time to time, in one or more offerings under this prospectus and any applicable prospectus supplements.

The total dollar amount of all securities that we may sell under this prospectus and applicable prospectus supplements will not exceed $50,000,000. In no event, however, will we sell securities in a primary offering pursuant to General Instruction I.B.6 of Form S-3 with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities by us unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock describes important provisions of our capital stock and describes certain material provisions of our certificate of incorporation and amended and restated bylaws. This description is qualified by our certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part, and by the provisions of applicable law.

Our authorized capital stock consists of:

●	40,000,000 shares of common stock, par value $0.01 per share; and

●	10,000,000 shares of undesignated preferred stock, par value $0.01 per share.

Common Stock

As of December 6, 2013, there were 26,979,079 shares of common stock outstanding held of record by 64 stockholders.

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders, including the election of directors. Our certificate of incorporation and amended and restated bylaws do not provide for cumulative voting rights. All outstanding shares of common stock are fully paid and nonassessable and all shares of common stock offered by us under this prospectus and an applicable prospectus supplement, will, when issued, be fully paid and nonassessable. Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of common stock are entitled to receive dividends, if any, as may be declared out of legally available funds at the times and the amounts as our board of directors may from time to time determine. Holders of common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock, which we may designate in the future. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

We currently have no outstanding shares of preferred stock. Under our certificate of incorporation, our board of directors is authorized to issue shares of our preferred stock from time to time, in one or more classes or series, without stockholder approval. Prior to the issuance of shares of each series, the board of directors is required by the General Corporation Law of the State of Delaware, or the DGCL, and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including the following:

●	the number of shares constituting each class or series;

●	voting rights;

●	rights and terms of redemption, including sinking fund provisions;

●	dividend rights and rates;

●	dissolution;

●	terms concerning the distribution of assets;

●	conversion or exchange terms;

●	redemption prices; and

●	liquidation preferences.

All shares of preferred stock offered by us under this prospectus and an applicable prospectus supplement will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that might involve a premium price for holders of the shares or that holders might believe to be in their best interests.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that contains the terms of the series of preferred stock we are offering. We will describe in a prospectus supplement relating to the class or series of preferred stock being offered the following terms:

●	the title and stated value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the preferred stock;

●	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

●	the procedures for any auction and remarketing, if any, for the preferred stock;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	the provision for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;

●	voting rights, if any, of the preferred stock;

●	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

●

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, relating to dividends and upon our liquidation, dissolution or winding up:

●	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

●	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

●	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

The term equity securities does not include convertible debt securities.

Pursuant to the terms of an investment agreement, dated July 19, 2007, between Kips Bay Investments, LLC, or KBI, and us, we agreed not to create or issue, or obligate our company to create or issue (whether by amendment to our certificate of incorporation or by reclassification, merger, consolidation, reorganization or otherwise) any shares of our capital stock, or debt securities convertible into shares of our capital stock, with rights, preferences or privileges that are equal or superior to our common stock, without written approval of KBI. This provision in the investment agreement will terminate upon the earlier of (i) completion of a “qualified IPO” or an acquisition of our company; or (ii) the date on which KBI no longer owns ten percent of the voting power of our outstanding common stock entitled to vote. A “qualified IPO” is defined as a sale of our common stock in a firm commitment underwritten public offering pursuant to a registration statement which results in net proceeds of at least $20,000,000.

Stock Options and Warrants

As of December 6, 2013, we had outstanding options to purchase an aggregate of 1,384,250 shares of our common stock at a weighted average exercise price of $2.87 per share under the Kips Bay Medical, Inc. 2013 Equity Incentive Plan and the Kips Bay Medical, Inc. 2007 Long-Term Incentive Plan. All outstanding options provide for adjustments in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other similar change in our corporate structure. As of December 6, 2013, 2,440,000 additional shares of common stock were reserved and available for issuance under the Kips Bay Medical, Inc. 2013 Equity Incentive Plan.

As of December 6, 2013, there were also outstanding options to purchase an aggregate of 103,125 shares of common stock issued to the underwriters in connection with our February 2011 initial public offering. These warrants have a five year term, which expires on February 10, 2016, and an exercise price of $10.00 per share.

As of December 6, 2013, there were also outstanding warrants to purchase an aggregate of 500,000 shares of common stock issued to the underwriters in connection with our December 2012 public offering. These warrants have a five year term, which expires on December 21, 2017, and an exercise price of $0.8125 per share.

As of December 6, 2013, there were also outstanding warrants to purchase an aggregate of 75,000 shares of common stock issued to an outside consultant engaged to provide certain services to us. These warrants have a three and one half year term, which expires on April 1, 2017, and an exercise price of $1.00 per share.

Registration Rights

The investment agreement, dated July 19, 2007, between Kips Bay Investments, LLC and us provides that we will file a registration statement under the Securities Act covering the re-sale of 1,000,000 or more shares of our common stock within 90 days of a request by KBI. We are not obligated to take any registration-related actions during the following periods:

●

during the period starting with the date that is 90 days prior to our good faith estimated date of filing of, and ending on the date three months immediately following the effective date of, any registration statement pertaining to our securities, provided certain conditions are met;

●	after we have effected two registrations of our securities for KBI, excluding registrations effected on Form S-3 or any successor form, and such registrations have been declared effective; and

●

if we furnish to KBI a certificate stating that in the good faith judgment of the board of directors that it would be seriously detrimental to us or our stockholders for a registration statement to be filed in the near future, which certificate may only be used once in any 12-month period, and which certificate may only defer our registration obligation for a maximum of 120 days.

The options issued to the underwriters in connection with our February 2011 initial public offering provide for one “demand” registration right and unlimited “piggyback” registration rights at our expense with respect to the underlying shares of common stock. These rights may only be exercised on or before February 10, 2016. These registration rights are subject to certain conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in any such registration under certain circumstances. We have agreed to bear all fees and expenses attendant to registering the shares, excluding underwriting discounts and commissions and the expenses of any legal counsel retained by the option holders.

The warrants issued to the underwriters in connection with our December 2012 public offering provide for one “demand” registration right and unlimited “piggyback” registration rights at our expense with respect to the underlying shares of common stock. The demand registration right may only be exercised on or before December 21, 2017 and the piggyback registration rights may only be exercised on or before December 21, 2019. These registration rights are subject to certain conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in any such registration under certain circumstances. We have agreed to bear all fees and expenses attendant to registering the shares, excluding underwriting discounts and commissions and the expenses of any legal counsel retained by the warrant holders.

Anti-Takeover Effects of Provisions in our Certificate of Incorporation and Amended and Restated Bylaws and Delaware Law

Provisions of our certificate of incorporation and amended and restated bylaws and provisions under Delaware law may delay or discourage transactions involving an actual or potential change in control of our company or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things, our certificate of incorporation:

●	authorizes our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change in control of our company; and

●	does not provide for cumulative voting which would allow holders of less than a majority our common stock to elect some directors.

Among other things, our amended and restated bylaws:

●

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

●	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

●

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice;

●

provide that special meetings of our stockholders may be called only by the Chairman of the Board, our Chief Executive Officer or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and

●

provide that stockholders will be permitted to amend our amended and restated bylaws only upon receiving the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class.

We are subject to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date of the transaction in which the stockholder became an interested stockholder, unless:

●

prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●

the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●

on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

●	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; and

●	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

These statutory provisions and provisions in our certificate of incorporation and amended and restated bylaws could delay or frustrate the removal of incumbent directors or a change in control of our company. They could also discourage, impede, or prevent a merger, tender offer or proxy contest.

Limitation on Liability of Directors and Indemnification

Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

●	breach of their duty of loyalty to us or our stockholders;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payment of dividends or redemption of shares as provided in Section 174 of the Delaware General Corporation Law; or

●	transaction from which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission.

Our certificate of incorporation provides that we shall indemnify to the fullest extent authorized or permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of our company or by reason of the fact that such person, at the request of us, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, as a director, officer, employee or agent. Our certificate of incorporation also provides that we shall to the fullest extent authorized or permitted by law pay the expenses, including attorneys’ fees, incurred by such persons in defending any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding.

Our amended and restated bylaws provide that we will indemnify our directors and executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law. Our amended and restated bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with his or her services to us, regardless of whether our amended and restated bylaws permit indemnification. We have obtained a directors’ and officers’ liability insurance policy.

We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our certificate of incorporation and amended and restated bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Listing

Our common stock is listed on The NASDAQ Capital Market under the symbol “KIPS.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer from time to time under this prospectus and the applicable prospectus supplement. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “we,” “us,” “our,” the “Company” and “Kips Bay” refer to Kips Bay Medical, Inc. excluding any subsidiaries we may have, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

●	the title and ranking of the debt securities (including the terms of any subordination provisions);

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which the principal on a particular series of debt securities is payable;

●

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

●

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of a particular series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●

the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

●

if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●

the manner in which the amounts of payment of principal of, and premium, if any, and interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●

any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities, and the terms and conditions, if any, relating to the suspension and/or reversion of covenants;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

●

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

●

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

●	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees. (Section 2.2)

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and premium, if any, and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (DTC or the Depositary) or a nominee of the Depositary or such other permitted depositary described in the prospectus supplement (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see the section entitled “Global Securities” for more information.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities and the terms and conditions, if any, relating to the suspension and/or reversion of such covenants. (Article IV)

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:

●

we are the surviving corporation or the successor person (if other than Kips Bay) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

●	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing; and

●	certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us. (Section 5.1)

Events of Default

Unless we state otherwise in the applicable prospectus supplement, an “Event of Default” means with respect to any series of debt securities, any of the following:

●

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of any debt security of that series at its maturity;

●

default in the performance or breach of any other covenant or warranty by us in the indenture or any debt security (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Kips Bay and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Kips Bay; and

●	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof. (Section 6.1)

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture, unless the trustee receives indemnity satisfactory to it against any cost, liability or expense that might be incurred by it in exercising such right or power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

●

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall give to each holder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs. (Section 7.5) The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

●	to cure any ambiguity, defect or inconsistency;

●	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets;”

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

●	to surrender any of our rights or powers under the indenture;

●	to add covenants or Events of Default for the benefit of the holders of debt securities of any series;

●	to comply with the applicable procedures of the applicable depositary;

●	to make any change that does not adversely affect the rights of any holder of debt securities;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●

waive a Default or Event of Default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of, or premium or interest on, any debt security payable in currency other than that stated in the debt security;

●

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, and premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

●	waive a redemption payment with respect to any debt security. (Section 9.3)

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

●

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments. (Section 8.4)

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Required Consent Prior to Issuance of Debt Securities

Pursuant to the terms of an investment agreement, dated July 19, 2007, between Kips Bay Investments, LLC and us, we agreed not to create or issue, or obligate our company to create or issue (whether by amendment to our certificate of incorporation or by reclassification, merger, consolidation, reorganization or otherwise) any shares of our capital stock, or debt securities convertible into shares of our capital stock, with rights, preferences or privileges that are equal or superior to our common stock, without written approval of KBI. This provision in the investment agreement will terminate upon the earlier of (i) completion of a “qualified IPO” or an acquisition of our company; or (ii) the date on which KBI no longer owns ten percent of the voting power of our outstanding common stock entitled to vote. A “qualified IPO” is defined as a sale of our common stock in a firm commitment underwritten public offering pursuant to a registration statement which results in net proceeds of at least $20,000,000.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, will be governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law). (Section 10.10).

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

General

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

●

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	U.S. federal income tax consequences applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled to:

●	vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of Kips Bay.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

Exercise of Warrants

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we otherwise specify in the applicable prospectus supplement, the warrants and any warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain U.S. federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of DTC and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

●	a limited-purpose trust company organized under the New York Banking Law;

●	a “banking organization” within the meaning of the New York Banking Law;

●	a member of the Federal Reserve System;

●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

●	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility; disbursement of payments to direct participants is the responsibility of DTC; and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

●

DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

●	we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

●	an Event of Default has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

SELLING STOCKHOLDERS

The selling stockholders named below or any of their pledges, donees, transferees or other successors in interest may sell up to 539,620 shares of our common stock under this prospectus and any applicable prospectus supplement. As used in this prospectus, the term “selling stockholder” includes those selling stockholders identified below and any donees, pledges, transferees or other successors in interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge or other non-sale related transfer. All of the selling stockholders named below acquired the options or warrants and the shares issuable upon exercise of such options or warrants that may be offered under this prospectus as underwriting compensation in connection with our February 2011 initial public offering or our December 2012 public offering. Under the terms of such options or warrants, we granted certain “piggyback” registration rights covering the resale of the shares of common stock issuable upon exercise of such options or warrants. In connection with such registration rights, we filed with the SEC a shelf registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale or other disposition of the shares of common stock held by the selling stockholders and offered by this prospectus from time to time, in privately negotiated transactions or otherwise.

The following table sets forth the names of the selling stockholders, the number of shares of common stock owned by each of the selling stockholders immediately prior to the date of this prospectus and the number of shares that may be offered by the selling stockholders pursuant to this prospectus. The table also provides information regarding the beneficial ownership of shares of our common stock by the selling stockholders as adjusted to reflect the assumed sale of all of the shares that may be offered under this prospectus. Percentage of beneficial ownership before this offering is based on 26,979,079 shares of common stock outstanding as of December 6, 2013. Beneficial ownership is based on information furnished by the selling stockholders. Unless otherwise indicated and subject to community property laws where applicable, the selling stockholders named in the following table have, to our knowledge, sole voting and investment power with respect to the shares beneficially owned by them.

Except as described in this prospectus, none of the selling stockholders has had any position, office or other material relationship with us within the past three years. The table assumes that the selling stockholders will sell all of the shares offered by them under this prospectus. However, we are unable to determine the exact number of shares that will actually be sold or when or if these sales will occur. We will not receive any of the proceeds from the sale of any shares that may be offered by the selling stockholders under this prospectus.

	Beneficial ownership before offering(1)		Number of shares	Beneficial ownership after offering
Selling stockholders	Number	Percentage	offered	Number	Percentage
Bowen, Benjamin (2)	4,254	*	4,254	0	—
Fuchs, Robert (3)	75,000	*	75,000	0	—
Kucher, Marcia (4)	2,500	*	2,500	0	—
Lord, Eric (5)	11,797	*	9,097	2,700	*
Low, Nathan (6)	417,500	1.5%	417,500	0	—
Mandelbaum, Amnon (7)	45,000	*	5,000	40,000	*
OTA LLC (8)	26,269	*	26,269	0	—

(1)

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC. In calculating the number of shares beneficially owned and the percentage ownership of a selling stockholder, shares underlying options and warrants held by the selling stockholder that are either currently exercisable or exercisable within 60 days from December 6, 2013 are deemed outstanding. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder.

(2)	Includes 4,254 shares issuable upon the exercise of options.

(3)	Includes 75,000 shares issuable upon the exercise of warrants.

(4)	Includes 2,500 shares issuable upon the exercise of warrants.

(5)	Includes 9,097 shares issuable upon the exercise of options.

(6)	Includes 417,500 shares issuable upon the exercise of warrants.

(7)	Includes 5,000 shares issuable upon the exercise of warrants.

(8)	Includes 26,269 shares issuable upon the exercise of options. Ira M. Leventhal has sole voting and dispositive power over shares beneficially owned by OTA LLC.

Material Relationships between Kips Bay and Selling Stockholders

As described above, each of the selling stockholders received options or warrants as underwriting compensation in connection with our February 2011 initial public offering or our December 2012 public offering. Other underwriting compensation received by the underwriters is described under the “Underwriting” section of the registration statement on Form S-1, as amended, for such offerings.

In connection with our February 2011 initial public offering, we issued as part of the underwriting compensation options to purchase an aggregate of 103,125 shares of common stock. These warrants, which became exercisable one year after the effective date of the offering, have a five year term, which expires on February 10, 2016, and an exercise price of $10.00 per share. These options provide for one “demand” registration right and unlimited “piggyback” registration rights at our expense with respect to the underlying shares of common stock. These rights may only be exercised on or before February 10, 2016. These rights are subject to certain conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in any such registration under certain circumstances. We have agreed to bear all fees and expenses attendant to registering the shares, excluding underwriting discounts and commissions and the expenses of any legal counsel retained by the option holders. Of these options, the following holders, who collectively hold options to purchase an aggregate of 39,620 shares of our common stock, exercised their “piggyback” registration rights and are selling stockholders named in this prospectus: Benjamin Bowen, Eric Lord and OTA LLC. OTA LLC is a registered broker-dealer. Mr. Bowen and Mr. Lord are affiliates of a registered broker-dealer and have indicated to us that they acquired the securities that may be offered under this prospectus in the ordinary course of business and, at the time of acquisition, had no agreements or understandings to distribute the securities. OTA LLC, Mr. Bowen and Mr. Lord each acquired their options as underwriting consideration in connection with our 2011 initial public offering.

In connection with our December 2012 public offering, we issued as part of the underwriting compensation warrants to purchase an aggregate of 500,000 shares of common stock. These warrants, which become exercisable one year after the effective date of the offering, have a five year term, which expires on December 21, 2017, and an exercise price of $0.8125 per share. The warrants provide for one “demand” registration right and unlimited “piggyback” registration rights at our expense with respect to the underlying shares of common stock. The demand registration right may only be exercised on or before December 21, 2017 and the piggyback registration rights may only be exercised on or before December 21, 2019. These rights are subject to certain conditions and limitations, including the right of the underwriters of an offering to limit the number of shares included in any such registration under certain circumstances. We have agreed to bear all fees and expenses attendant to registering the shares, excluding underwriting discounts and commissions and the expenses of any legal counsel retained by the warrant holders. Of these warrants, the following holders, who collectively hold warrants to purchase an aggregate of 500,000 shares of our common stock, exercised their “piggyback” registration rights and are selling stockholders named in this prospectus: Robert Fuchs, Marcia Kucher, Nathan Low and Amnon Mandelbaum. Mr. Fuchs, Ms. Kucher, Mr. Low and Mr. Mandelbaum are affiliates of a registered broker-dealer and have indicated to us that they acquired the securities that may be offered under this prospectus in the ordinary course of business and, at the time of acquisition, had no agreements or understandings to distribute the securities. Mr. Fuchs, Ms. Kucher, Mr. Low and Mr. Mandelbaum each acquired their warrants as underwriting consideration in connection with our 2012 public offering.

PLAN OF DISTRIBUTION

We or the selling stockholders, and their respective pledgees, donees, transferees or other successors in interest, may offer and sell the securities being offered hereby in one or more of the following ways from time to time:

●	to or through underwriters, brokers or dealers;

●	directly to one or more other purchasers in negotiated sales or competitively bid transactions;

●

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents on a best-efforts basis; or

●	otherwise through a combination of any of the above methods of sale.

The selling stockholders may also sell their shares of common stock in accordance with Rule 144 under the Securities Act, or any other available exemption, rather than by use of this prospectus.

The prospectus supplement will state the manner and terms of the offering of the securities, including:

●	the offering terms, including the name or names of any underwriters, dealers or agents;

●	the purchase price of the securities and the net proceeds to be received by us from the sale;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any public offering price; and

●	any discounts or concessions allowed or reallowed or paid to dealers.

If we or any selling stockholders use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

If underwriters are used in the sale of any securities, the securities may be offered either to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. If an offering is on a firm-commitment basis, the underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

Underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 of Regulation M under the Exchange Act. Rule 104 of Regulation M permits stabilizing bids to purchase the securities being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered securities in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered securities by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

If indicated in an applicable prospectus supplement, we or the selling stockholders may sell securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions that we or any selling stockholders pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We or any selling stockholder may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase securities at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we or any selling stockholders pay for solicitation of these delayed delivery contracts.

The selling stockholders may be deemed to be underwriters as defined in the Securities Act. Any profit they realize on the resale of our common stock may be deemed to be underwriting discounts and commissions. Neither we nor any selling stockholder can presently estimate the amount of any such compensation. In addition, the agents, underwriters and other third parties described above that participate in the distribution of the securities may be deemed to be underwriters. Agents, underwriters and other third parties described above may be entitled to indemnification by us and by any selling stockholder against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or any selling stockholder in the ordinary course of business.

We or the selling stockholders may sell the offered shares to one or more purchasers directly, in which case no underwriters or agents would be involved.

If permitted under the Securities Act and the rules and regulations thereunder, we may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Our common stock is listed on The NASDAQ Capital Market under the symbol “KIPS,” but any other securities may or may not be listed on a national securities exchange. Shares of our common stock issued and sold by us under this prospectus will be listed on The NASDAQ Capital Market, upon official notice of issuance. Any underwriters to whom shares are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us or any selling stockholder, in the ordinary course of business for which they receive compensation.

There can be no assurance that we or the selling stockholders will sell all or any of the securities offered by this prospectus.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Oppenheimer Wolff & Donnelly LLP, Minneapolis, Minnesota. Additional legal matters may be passed upon for us, the selling stockholders or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act, and we file annual, quarterly and special reports, proxy statements and other information with the SEC relating to our business, financial results and other matters. The reports, proxy statements and other information we file may be inspected and copied at prescribed rates at the SEC’s Public Reference Room and via the SEC’s website (see below for more information).

This prospectus is part of a registration statement on Form S-3 that we filed under the Securities Act with the SEC. This prospectus, which constitutes a part of that registration statement, does not contain all of the information included in that registration statement and its accompanying exhibits and schedules. For further information with respect to our securities and us you should refer to that registration statement and its accompanying exhibits and schedules. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements

You may inspect a copy of the registration statement of which this prospectus is a part and its accompanying exhibits and schedules, as well as the reports, proxy statements and other information we file with the SEC, without charge at the SEC’s Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and you may obtain copies of all or any part of the registration statement from those offices for a fee. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically, including us. The address of the site is http://www.sec.gov.

In addition, we maintain a website that contains information regarding our company, including copies of reports, proxy statements and other information we file with the SEC. The address of our website is www.kipsbaymedical.com. Our website, and the information contained on that site, or connected to that site, are not intended to be part of this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information contained in the documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will update and supersede this information. We are incorporating by reference the following documents (File No. 001-35080) into this prospectus:

●

our annual report on Form 10-K for the year ended December 31, 2012 (including information specifically incorporated by reference into our annual report on Form 10-K from our definitive proxy statement for our annual meeting of stockholders held on May 22, 2013);

●	our quarterly reports on Form 10-Q for the quarters ended March 30, 2013, June 29, 2013 and September 28, 2013;

●	our current reports on Form 8-K filed on January 28, 2013, February 8, 2013, March 4, 2013, March 18, 2013, May 24, 2013 and September 6, 2013; and

●	the description of our common stock contained in our registration statement on Form 8-A and any amendments or reports filed for the purpose of updating such description.

We also are incorporating by reference into this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus and prior to the termination of the offering of the securities to which this prospectus relates. Additionally, all filings filed by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into the prospectus. In no event, however, will any of the information that we “furnish” to the SEC in any current report on Form 8-K or any other report or filing be incorporated by reference into, or otherwise included in, this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made in writing to:

Kips Bay Medical, Inc.

3405 Annapolis Lane

Suite 200

Minneapolis, MN 55447

Attention: Corporate Secretary

Telephone: (763) 235-3540

KIPS BAY MEDICAL, INC.

$50,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

539,620 Shares of Common Stock Offered by Selling Stockholders

PROSPECTUS

                              , 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered. All such expenses are estimated except for the SEC registration fee. None of the expenses listed below will be borne by the selling stockholders.

SEC registration fee	$6,492.83
FINRA filing fee	8,000
Legal fees and expenses	10,000
Accounting fees and expenses	5,000
Printing and engraving expenses	1,000
Transfer agent and trustee fees and expenses	1,000
Miscellaneous	1,507.17

Total	$33,000

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

●	breach of their duty of loyalty to us or our stockholders;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payment of dividends or redemption of shares as provided in Section 174 of the Delaware General Corporation Law; or

●	transaction from which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated bylaws provide that we will indemnify our directors and executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law.

Our certificate of incorporation provides that we shall indemnify to the fullest extent authorized or permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of our company or by reason of the fact that such person, at the request of us, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, as a director, officer, employee or agent. Our certificate of incorporation also provides that we shall to the fullest extent authorized or permitted by law pay the expenses, including attorneys’ fees, incurred by such persons in defending any such action, suit or proceeding in advance of the final disposition of such action, suit or proceeding.

Our amended and restated bylaws provide that we will indemnify our directors and executive officers, and may indemnify other officers, employees and other agents, to the fullest extent permitted by law. Our amended and restated bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with his or her services to us, regardless of whether our amended and restated bylaws permit indemnification.

As permitted by the Delaware General Corporation Law, we have entered into indemnification agreements with each of our directors and executive officers that require us to indemnify such persons against expenses, judgments, penalties, fines, settlements and other amounts actually and reasonably incurred, including expenses of a derivative action, in connection with an actual or threatened proceeding if any of them may be made a party because he or she is or was one of our directors. We will be obligated to pay these amounts only if the director acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to our best interests. With respect to any criminal proceeding, we will be obligated to pay these amounts only if the director had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification.

Section 145(g) of the Delaware General Corporation Law permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation arising out of his or her actions in connection with their services to us, regardless of whether our amended and restated bylaws permit indemnification. We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Insofar as indemnification for liabilities arising under the Securities Act that may be permitted to directors and officers pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

See the Exhibit Index attached to this registration statement which is incorporated herein by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)            Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)           Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)          the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)          any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)           To file, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)           That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)           That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)           To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(10)         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota on December 13, 2013.

KIPS BAY MEDICAL, INC.

By	/s/Manny Villafaña
Manny Villafaña
Chairman and Chief Executive Officer

We, the undersigned officers and directors of Kips Bay Medical, Inc., hereby severally constitute and appoint Manny Villafaña and Scott Kellen, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Kips Bay Medical, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on the dates indicated below.

Name and Signature	Title	Date

/s/ Manny Villafaña	Chairman and Chief Executive Officer (principal executive officer)	December 13, 2013
Manny Villafaña

/s/ Scott Kellen	Chief Operating Officer, Chief Financial Officer and Corporate Secretary (principal financial and accounting officer)	December 13, 2013
Scott Kellen

/s/ Robert E. Munzenrider	Director	December 13, 2013
Robert E. Munzenrider

/s/ Robert J. Sheehy	Director	December 13, 2013
Robert J. Sheehy

/s/ Arch C. Smith	Director	December 13, 2013
Arch C. Smith

KIPS BAY MEDICAL, INC.
REgistration statement on form s-3
EXHIBIT INDEX

Exhibit No.	Exhibit	Method of Filing
1.1	Form of Underwriting Agreement	To be filed by amendment or by a report under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein

3.1	Certificate of Incorporation of Kips Bay Medical, Inc.	Incorporated by reference to Exhibit 3.1 to the registrant’s registration statement on Form S-1 filed with the SEC on April 8, 2010 (Reg. No. 333-165940)

3.2	Amended and Restated Bylaws of the Kips Bay Medical, Inc.	Incorporated by reference to Exhibit 3.2 to the registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC on March 31, 2011 (SEC File No. 001-35080)

4.1	Form of Common Stock Certificate	Incorporated by reference to Exhibit 4.1 to the registrant’s amendment no. 2 to registration statement on Form S-1 filed with the SEC on June 11, 2010 (Reg. No. 333-165940).

4.2	Investment Agreement by and between the Registrant and Kips Bay Investments, LLC, dated as of July 19, 2007	Incorporated by reference to Exhibit 10.2 to the registrant’s amendment no. 1 to registration statement on Form S-1 filed with the SEC on May 20, 2010 (Reg. No. 333-165940)

4.3	Form of Representative’s Option Agreement from February 2011 Initial Public Offering	Incorporated by reference to Exhibit A of Exhibit 1.1 to the registrant’s amendment no. 9 to registration statement on Form S-1filed with the SEC on January 18, 2011 (Reg. No. 333-165940)

4.4	Form of Representative’s Warrant Agreement from December 2012 Public Offering	Incorporated by reference to Exhibit A of Exhibit 1.1 to the registrant’s amendment no. 1 to registration statement on Form S-1 filed with the SEC on December 18, 2012 (Reg. No. 333-185225)

4.5	Form of Preferred Stock Certificate	To be filed by amendment or by a report under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein

4.6	Form of Certificate of Designation of Preferred Stock	To be filed by amendment or by a report under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein

4.7	Form of Indenture	Filed herewith

Exhibit No.	Exhibit	Method of Filing
4.8	Form of Note	To be filed by amendment or by a report under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein

4.9	Form of Warrant	To be filed by amendment or by a report under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein

4.10	Form of Warrant Agreement	To be filed by amendment or by a report under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein

4.11	Form of Unit Agreement	To be filed by amendment or by a report under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein

5.1	Opinion of Oppenheimer Wolff & Donnelly LLP	Filed herewith

23.1	Consent of Ernst & Young LLP, an Independent Registered Public Accounting Firm	Filed herewith

23.2	Consent of Oppenheimer Wolff & Donnelly LLP	Included in Exhibit 5.1

24.1	Power of Attorney	Included on the signature page to this registration statement

25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 and incorporated herein by reference